 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): April 17, 2018

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On March 15, 2018, Amyris, Inc. (the “Company”) issued a press release (the “Earnings Release”) announcing the Company’s preliminary financial results for its fiscal quarter and year ended December 31, 2017. Subsequently, on April 2, 2018, the Company filed a Notification of inability to timely file Form 10-K on Form 12b-25 (the “Form 12b-25”) with the Securities and Exchange Commission (the “SEC”), in which the Company reiterated the preliminary financial results disclosed in the Earnings Release.

In the Earnings Release, the Company reported a preliminary net loss attributable to Amyris, Inc. common stockholders of $8.0 million and $98.4 million, respectively, in the consolidated statements of operations for the fiscal quarter and year ended December 31, 2017. Subsequent to the issuance of the Earnings Release and the filing of the Form 12b-25, the Company recorded certain adjustments to its reported results relating to: (1) freight expense, (2) employee bonuses, (3) interest expense, (4) loss on change in fair value of derivatives, and (5) loss upon extinguishment of debt, in each case as described below.

Item 1 Description: The Company recorded a $1.1 million decrease to freight expense in cost of products sold.

Item 2 Description: The Company recorded a $0.4 million increase in employee bonuses in operating expenses.

Item 3 Description: The Company recorded a $2.1 million decrease in interest expense.

Item 4 Description: The Company recorded a $4.5 million increase in loss on change in fair value of derivatives.

Item 5 Description: The Company recorded a $6.6 million decrease in loss upon extinguishment of debt.

On April 17, 2018, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”) with the SEC. In the Form 10-K, the Company reported a net loss attributable to Amyris, Inc. common stockholders of $2.9 million and $93.4 million, respectively, in the consolidated statements of operations for the fiscal quarter and year ended December 31, 2017.

The following table presents a reconciliation of the preliminary net loss and net loss per share amounts announced in the Earnings Release to the final results reported in the Form 10-K:

(In thousands, except per share amounts)	Three Months Ended December 31, 2017	Year Ended December 31, 2017
Net loss attributable to Amyris, Inc. common stockholders announced on March 15, 2018	$(7,976)	$(98,431)
Adjustments:
Item 1: Decrease in freight expense	1,116	1,116
Item 2: Increase in employee bonuses	(372)	(372)
Item 3: Decrease in interest expense	2,129	2,129
Item 4: Increase in loss on change in fair value of derivatives	(4,450)	(4,450)
Item 5: Decrease in loss upon extinguishment of debt	6,639	6,639
Net loss attributable to Amyris, Inc. common stockholders reported in Annual Report on Form 10-K	$(2,914)	$(93,369)

Net loss per share:
Basic – announced on March 15, 2018	$(0.17)	$(3.05)
Basic – reported in Annual Report on Form 10-K	$(0.06)	$(2.89)
Diluted – announced on March 15, 2018	$(0.17)	$(3.05)
Diluted – reported in Annual Report on Form 10-K	$(0.06)	$(2.89)

The information in this Current Report on Form 8-K is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed’ for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: April 17, 2018	By:	/s/ Kathleen Valiasek
Kathleen Valiasek
Chief Financial Officer